UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2007
Giga-tronics Incorporated
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (925) 328-4650
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)(1)   On March 1, 2007, Giga-tronics Incorporated (the “Corporation”) appointed Patrick J. Lawlor, 56, as the Chief Financial Officer and Secretary of the Corporation.
(2)   The following is a brief description of Mr. Lawlor’s business experience:
Mr. Lawlor was a Consultant to the Chief Financial Officer of PDL BioPharma, Inc. from 2005—2007, and was previously the Vice President/Chief Financial Officer of SaRonix, LLC from 2000—2004. Prior to that he was the Chief Financial Officer of Aerojet Fine Chemicals, LLC, from 1998—1999, and from 1996—1998 was the Vice President of Finance at Systems Chemistry, Inc.
There are no family relationships between Mr. Lawlor and the directors and other executive officers of the Corporation.
(3)   Mr. Lawlor’s employment is at-will. His compensation will initially be $135,000 annually. In addition, he will be granted a Stock Option Award of 75,000 shares, to be approved at the next meeting of the Board of Directors. He is entitled to two weeks’ vacation per year and is entitled to participate in benefits programs on the same basis as other employees of the Corporation.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
The list of exhibits called for by this Item is incorporated by reference to the exhibit index to this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 05, 2007	GIGA-TRONICS INCORPORATED
	By:	/s/ Frank D. Romejko
Frank D. Romejko
Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 5, 2007, announcing appointment of Pat Lawlor as Vice President of Finance/Chief Financial Officer